AMENDMENT NUMBER ONE TO DOMAIN NAME ASSIGNMENT AGREEMENT

                  This AMENDMENT NUMBER ONE TO DOMAIN NAME ASSIGNMENT AGREEMENT (this "Amendment") is entered into this 30th day of June 1999, by and between Mortgage.com, Inc. (f/k/a First Mortgage Network, Inc.), a Florida corporation located at 8751 Broward Blvd., Plantation, Florida 33324 ("Purchaser"), and Credit.Com, LLC, a California limited liability company located at 87 Stillman Street, San Francisco, California 94107 ("Seller").

                                    RECITALS

                  WHEREAS, on January 1st, 1999 PURCHASER and SELLER entered into, inter alia, the following agreements: (i) Domain Name Assignment Agreement (the "Domain Name Assignment Agreement"); (ii) Registration Rights Agreement (the "Registration Rights Agreement"); and (iii) Security Agreement (the "Security Agreement"); and

                  WHEREAS, PURCHASER and SELLER desire to amend the Domain Name Assignment Agreement as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

1. All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed to such terms as set forth in the Domain Name Assignment Agreement, regardless of whether certain provisions of the Domain Name Assignment Agreement are deleted hereby.

2. In consideration of SELLER's obligations and agreements set forth in this Amendment, PURCHASER shall pay to SELLER One Million Five Hundred Thousand Dollars ($1,500,000) on the date hereof (the "Closing Date") in cash and in immediately available funds by bank wire transfer to an account or accounts designated by SELLER.

3. The lead in clause to Paragraph 2 of the Domain Name Assignment Agreement is hereby amended in its entirety as follows:

         "SELLER agrees to provide the PURCHASER the following as long as the terms and conditions of the marketing agreement set forth in Paragraph 5 of this Agreement are in effect and PURCHASER is not in breach or default of this Agreement:"

4. Paragraph 3.a. of the Domain Name Assignment Agreement is restated in its entirety as follows:

         "3.a PURCHASER shall provide SELLER with non-hyperlink promotional space (80x80 pixels in size) the content of which shall be provided by SELLER and unrestricted by PURCHASER except as otherwise permitted herein. SELLER's promotional space referred to in the immediately preceding sentence shall be located in a Premium Location defined as "above the fold or bottom of the computer screen


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         fully viewable without scrolling on a seventeen (17) inch computer monitor using 640x480 resolution", on the Mortgage.com "Home Page" which is defined herein "as any index, default, root or other web page which is the first page called and displayed when accessing the Internet web site addresses, http://www.mortgage.com, www.mortgage.com, mortgage.com or any web site address not excluded in paragraph 3.h. of this Agreement. SELLER shall have the right to provide PURCHASER, and PURCHASER shall be obligated to host on its web server, or any web server used to host the Mortgage.com "Home Page", any and all hyper text markup language (HTML) or code required by SELLER on the Mortgage.com Home Page.

         Without forfeiting any of SELLER's rights contained herein including, without limitation, those set forth in this Paragraph 3.a:

         (a) SELLER agrees its promotional representation on the Mortgage.com Home Page shall not include any content, code, design or images considered to be obscene, pornographic or illegal by a reasonable person residing in San Diego, California applying the community standards of San Diego, California.

         (b) SELLER agrees to use commercially reasonable efforts to maintain the "look and feel" of the Mortgage.com Home Page, it being understood and agreed that the SELLER shall have the sole and exclusive right to determine whether SELLER is in compliance with the SELLER's obligations set forth in this Paragraph 3.a (b) and that PURCHASER shall not have any rights to determine whether SELLER is in compliance with the provisions of this Paragraph 3.a(b).

         (c) SELLER agrees to use its promotional space on the Mortgage.com Home Page solely for the purpose of promoting its web site www.credit.com.

         (d) SELLER agrees that the only reference to Mortgage.com within its promotional space on the Mortgage.com Home Page shall be introduced with the words "member of" or "affiliate of".

         (e) SELLER agrees the Credit.Com logo type used in its promotional space on the Mortgage.com Home Page shall be substantially the same as the logo type it uses on the Credit.Com Home Page located at www.credit.com.

         (f) SELLER agrees the only web site address or (URL) to be displayed within its promotional space on the Mortgage.com Home Page shall be http://www.credit.com or credit.com.

         (g) SELLER agrees it will not use its promotional space on the Mortgage.com Home Page to reference any third party mortgage financing web sites or related mortgage financing third party products.


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         (h)      SELLER agrees to provide reasonable notice of any significant changes to its promotional space on the Mortgage.com Home Page prior to their implementation.

         (i) For a period of one year from the date hereof, SELLER agrees not to use any animated GIF's in SELLER's promotional space on the Mortgage.com Home Page so long as PURCHASER does not use any animated GIF's on PURCHASER's Mortgage.Com Home Page, it being understood and agreed that if PURCHASER shall use any animated GIF's on PURCHASER Mortgage.com Home Page during such one year period, then SELLER shall be permitted to use animated GIF's in SELLER's promotional space on the Mortgage.com Home Page."

5. Paragraph 3.c. of the Domain Name Assignment Agreement is hereby restated in its entirety as follows:

         "3.c PURCHASER shall provide SELLER with a hyperlink promotional space (480x60 pixels in size) which shall include a banner advertisement and the hypertext markup language (HTML) provided by SELLER which shall include the HTML code (left angle bracket) A HREF=" http://www.credit.com/cgi bin/redir/site=FMN/?http://www.credit.com/">
         (left angle bracket)IMG SRC="
         http://www.credit.com/ads/images/frm_banner.gif" > (left angle bracket)/A> and which will allow visitors to hyperlink to SELLER's Home Page, www.credit.com, in a Premium Location as described and defined in Paragraph 3.a. above, on the final page displayed to all visitors who have completed the mortgage loan application process on the www.mortgage.com web site or any site not excluded in Paragraph 3.h. SELLER agrees its banner advertisement on the Mortgage.com website will not reference any third party mortgage financing web sites or related mortgage financing third party products."

6. Paragraph 3.d. of the Domain Name Assignment Agreement is hereby restated in its entirety as follows:

         "3.d PURCHASER agrees to replace, and PURCHASER agrees to cause its affiliates (as defined in Rule 144 promulgated under the Securities Act of 1933, as amended) ("Affiliates"), to replace PURCHASER's www.loanshop.com web site with www.mortgage.com website at all web sites currently using the loanshop brand, or to point those URLs directly (without using redirects) at mortgage.com; provided, however, that the first page of the Mortgage.com web site that any visitor is directed to or may access on the Internet or otherwise shall contain SELLER's non-hyper link promotional space (80 by 80 pixels in size) in a Premium Location as further described in Paragraph 3.a. This provision shall include all multi lender sites owned, operated and /or branded by PURCHASER or any of its Affiliate entities."

7. The second sentence of Paragraph 3.i. of the Domain Name Assignment Agreement is hereby deleted in its entirety.


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8.       Seller hereby waives its preemptive rights with respect to all securities of the Purchaser whether issued or sold prior to, on, or subsequent to the Closing Date and, accordingly, the second sentence of Paragraph 4.a. of the Domain Name Assignment Agreement is hereby deleted in its entirety.

9. SELLER agrees to execute the waiver letter attached hereto as Exhibit A and the "lock-up" agreement attached hereto as Exhibit B on the date hereof.

10. SELLER acknowledges that upon payment of the amount set forth in Paragraph 2 of this Amendment, PURCHASER's payment obligations to SELLER under Paragraphs 4.c. and 4.d. of the Domain Name Assignment Agreement shall be satisfied and shall be deemed to have been paid in full. Accordingly, paragraphs 4.c. and 4.d. of the Domain Name Assignment Agreement are deleted in their entirety.

11. SELLER hereby waives its rights contained in Paragraph 4.e. of the Domain Name Assignment Agreement with respect to the IPO. Accordingly, Paragraph 4.e of the Domain Name Assignment Agreement is deleted in its entirety and Paragraph 4.f is modified pursuant to Exhibit A attached hereto.

12. SELLER agrees that upon payment of the amount set forth in Paragraph 2 of this Amendment, the security interest described in Paragraph 4.g. of the Domain Name Assignment Agreement and in the Security Agreement shall terminate and be of no further force and effect, and accordingly the first paragraph of Paragraph 4.g of the Domain Name Assignment Agreement is deleted in its entirety, and the second paragraph of Paragraph 4.g of the Domain Name Assignment Agreement is amended and restated in its entirety as set forth below and the Security Agreement shall be terminated and be of no further force and effect. SELLER shall sign such UCC-3 termination statements and other documents as shall be reasonably requested by PURCHASER to effect the release of the security interest referred to herein. SELLER hereby represents and warrants that it never notified Network Solutions, Inc. ("NSI") in writing or otherwise of PURCHASER's payment obligations to SELLER under Paragraphs 4.c and 4.d of the Domain Name Assignment Agreement, however, upon the request of PURCHASER SELLER shall notify NSI in writing that PURCHASER's payment obligations to SELLER under Paragraphs 4.c and 4.d of the Domain Name Assignment Agreement have been satisfied, and that the letter to NSI from SELLER (as agreed to by PURCHASER on January 7, 1999) is of no further force and effect and may be disregarded by NSI, and a form of such notification is attached hereto as Exhibit C.

         (1) Restated Second Paragraph of Paragraph 4.g. of the Domain Name Assignment Agreement:

                  "In the event that PURCHASER breaches any of its obligations contained in this Agreement or the Registration Rights Agreement, then SELLER shall deliver a written notice to PURCHASER setting forth in reasonable detail the nature of PURCHASER's breach. Upon receipt of such notice, and, assuming that such breach

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                  is the first occurrence of such type of breach, then PURCHASER shall have ten (10) days to cure such breach; provided, however, that PURCHASER's cure period with respect to any type of good faith and unintentional breach for which PURCHASER previously was afforded such cure period shall be five (5) days. PURCHASER shall not be afforded any cure period for; (i) an intentional second occurrence of the same or substantially similar breach during any consecutive twelve (12) month period or (ii) the third breach of any obligation of PURCHASER under this Agreement that occurs during any consecutive twelve (12) month period. If PURCHASER shall fail to cure its breach within the applicable time period of this Paragraph or such breach is an intentional second occurrence of such type of breach or is the third breach occurring during any consecutive twelve (12) month period, then, without any further action by any party hereto PURCHASER: (i) (A)shall be entitled to recover its actual damages incurred as a result of such breach; or (B) PURCHASER shall pay to SELLER ONE MILLION and 00/100 DOLLARS ($1,000,000) in cash and in immediately available funds to an account or accounts designated by SELLER within three (3) business days, such payment representing reasonable and agreed upon liquidated damages and not a penalty; and (ii) SELLER shall have the right, but not the obligation, to terminate the executory portions of this Agreement by delivering a written notice to PURCHASER at any time up until the sixtieth (60th) day after PURCHASER shall have made the $1,000,000 payment provided herein; and (iii) if either party has to take legal action to enforce any of the provisions of this Agreement, then, in addition to any and all other rights, remedies or causes of action available, the prevailing party shall be entitled to receive reasonable legal fees and expenses in connection with such legal action.

                  To be considered a breach under this Paragraph 4.g, a monetary payment due under this Agreement must be more than thirty (30) days late, or more than twenty percent (20%) less than the amount due, after any applicable cure period. Regardless of the number of breaches, in no event shall the liquidated damages referred to in clause (i)(B) of this Paragraph 4.g exceed One Million Dollars ($1,000,000) in any consecutive twelve (12) month period."

13. Paragraph 4.h. of the Domain Name Assignment Agreement is restated in its entirety as follows:

                  "Any amounts required to be paid by PURCHASER to SELLER pursuant to this Agreement shall bear interest from its due date at the rate of EIGHTEEN PERCENT (18%) per annum for each day that such payment is not made."

14. Paragraph 5 of the Domain Name Assignment Agreement is hereby restated in its entirety as follows:

         "5.      Marketing Agreement
                  In consideration of SELLER's obligations contained hereunder including, without limitation, SELLER's web site advertising,


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                  promotion and marketing of the Mortgage.com web site as
                  provided in Paragraph 2 above, which the parties agree is valued at Two Million Five Hundred Thousand Dollars ($2,500,000) per year, PURCHASER shall pay SELLER on a monthly basis, on the fifteenth (15th ) day of each month payable in arrears, under the fee schedule set forth below for all loans resulting from the marketing, promoting and advertising of www.mortgage.com by SELLER via its Network, or any other SELLER controlled site, to www.mortgage.com or any other PURCHASER owned site. Such fees shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) during any twelve
                  (12) month period commencing on the date of closing of this Agreement, and the amounts payable pursuant to this Section 5 shall expire ten (10) years from the date hereof.

                  5.a Mortgage. com shall pay to CREDIT.COM a fee of EIGHTY and 00/100 ($80.00) DOLLARS for every completed loan application (defined as a submitted application and including a valid Social Security Number, if a Social Security Number is so requested as a part of such application) resulting or originating from the CREDIT.COM web site (regardless of whether the application results in a closed loan)."

15. The address set forth in Paragraph 13.g.1 of the Domain Name Assignment Agreement to which notices must be delivered to the SELLER is hereby amended by adding the following under the last paragraph of Paragraph 13.g.1 of the Domain Name Assignment Agreement:

                  "with copies to:

                  Todd A. Meagher, President and COO
                  87 Stillman Street
                  San Francisco, CA 94107

                  and

                  Herrick, Feinstein LLP
                  2 Park Avenue
                  New York, New York 10016
                  Attention:  Irwin A. Kishner, Esq."

16. Except as specifically set forth in this Amendment, all terms and conditions of the Domain Name Assignment Agreement, the Registration Rights Agreement and all other ancillary documentation executed in connection therewith shall remain in full force and effect. All references to the Domain Name Assignment Agreement after the date hereof shall automatically be deemed to include this Amendment, and, accordingly, without limiting the generality of this sentence, it is understood and agreed that the defined term "Agreement"


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         found in the Domain Name Assignment Agreement includes, collectively, the Domain Name Assignment Agreement and this Amendment. In the event of any conflict between the terms of this Amendment and the terms of the Domain Name Assignment Agreement or the Registration Rights Agreement, the terms of this Amendment shall control.

17. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties as of the Closing Date.


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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first written above.


MORTGAGE.COM, INC.



By:                                               Date:
   ---------------------------------------------       -----------------------
      Name:  Seth Werner
      Title:  Chief Executive Officer & President


CREDIT.COM, LLC


By:                                                Date:
   ---------------------------------------------        ----------------------
     Name:  Todd Meagher
      Title: President and Chief Operating Officer